SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2018

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14193 NW 119th Terrace

Suite 10

Alachua, Florida, 32165

(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 20, 2018, Applied Genetic Technologies Corporation (the “Company”) appointed William Aliski to serve on its board of directors as a Class I director. His term will expire at the company’s annual meeting of stockholders for fiscal year 2021. Mr. Aliski was also appointed to serve as the chairperson of the Company’s Nominating Committee.

In connection with his appointment as a non-employee director, Mr. Aliski received a stock option to purchase 25,000 shares of the Company’s common stock at $4.40 per share on the date of his election, which will vest in equal installments on each of the first three anniversaries of the grant date and have a term of ten years. He will also receive cash and equity compensation pursuant to the Company’s non-employee director compensation program. In addition, the Company has entered into an indemnification agreement with Mr. Aliski in connection with his appointment to the Board which is in substantially the same form as that entered into with the other directors of the Company.

Applied Genetic Technologies Corporation issued a press release announcing Mr. Aliski’s appointment to our board of directors, which is attached as Exhibit 99.1 to this current report.

Item 5.08	Shareholder Director Nominations

On September 24, 2018, the Company announced that it has scheduled its Annual Meeting of Stockholders (the “Annual Meeting”) to be held at its offices located at One Kendall Square, 1400W, Cambridge, Massachusetts 02139, on November 15, 2018 at 2:00 p.m., Eastern time. The Annual Meeting date has been changed by more than 30 days from the anniversary of the Company’s prior annual meeting of stockholders, which was held on February 28, 2018.

The Bylaws of the Company, as amended, set forth when a stockholder must provide notice to the Company of nominations and other business proposals that the stockholder wants to bring before an annual meeting. Section 5 of the Company’s Bylaws generally prescribes the procedures that a stockholder of the Company must follow if the stockholder intends (i) to nominate a person for election to the Company’s Board of Directors at an annual meeting of stockholders called for the purpose of electing directors, or (ii) to propose other business to be considered by stockholders at an annual meeting of the stockholders. These procedures include, among other things, that the stockholder give timely notice to the Secretary of the Company of the nomination or other proposed business, that the notice contain specified information, and that the stockholder comply with certain other requirements. In accordance with the Bylaws of the Company, in the event that the date of the annual meeting is advanced more than thirty (30) days prior to the anniversary of the Company’s prior annual meeting of stockholders, notice by the stockholder must be received by the Secretary at the principal executive offices of the Company by the close of business on the 10th day following the day on which public announcement of the date of the Annual Meeting is first made.

Accordingly, in order for a stockholder nomination or proposal (including proposals made pursuant to Rule 14a-18 under the Securities Exchange Act of 1934, as amended) to be considered for inclusion in the Company’s proxy statement for the Annual Meeting, the stockholder must deliver a notice of such nomination or proposal to the Company’s Secretary on or before 5:00 p.m., Eastern time on Thursday, October 4, 2018, and comply with the requirements of the Company’s Bylaws. Notices should be directed to our Secretary at Applied Genetic Technologies Corporation, 14193 NW 119th Terrace, Suite 10, Alachua, Florida 32615, and should comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (including the rules and regulations thereunder).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated September 24, 2018, entitled “AGTC Appoints William Aliski to its Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ William A. Sullivan
William A. Sullivan
Chief Financial Officer

Date: September 24, 2018

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